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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): OCTOBER 28, 2002



                               GRANT PRIDECO, INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                 001-15423                76-0312499
  (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)           File Number)          Identification No.)




               1330 POST OAK BLVD., SUITE 2700                 77095
          (Address of principal executive offices)          (Zip Code)




       Registrant's telephone number, including area code: (832) 681-8000

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ITEM 5.  OTHER EVENTS

         On October 28, 2002, Grant Prideco, Inc. ("Grant Prideco") announced the signing of a definitive agreement to acquire Reed-Hycalog from Schlumberger. Reed-Hycalog, based principally in Houston, Texas, is a global leader in drill bit technology, manufacturing, sales and service to the worldwide oil and gas industry. Under the terms of the agreement, consideration will include $255 million cash, 9,731,834 shares of Grant Prideco common stock, and the assumption of approximately $5 million of liabilities. The total value of the transaction is approximately $350 million.

         In addition to the approximately $90 million in Grant Prideco stock included in the purchase price, financing for this transaction (and for Grant Prideco's general corporate purposes) is expected to be provided through a new credit facility of approximately $265 million (replacing the Company's existing credit facility) and other public or private placements of debt securities of up to $150 million.

         The transaction is expected to be completed prior to year-end and is subject to regulatory approvals, including under the Hart-Scott-Rodino Improvements Act, and other customary closing conditions.

         The foregoing is qualified by reference to Exhibits 2.1 and 99.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Not applicable

         (b)      Pro forma financial information.

                  Not applicable

         (c)      Exhibits.

                  2.1 Purchase Agreement dated as of October 25, 2002, among Schlumberger Technology Corporation and Grant Prideco, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Purchase Agreement have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Purchase Agreement. Grant Prideco agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.


                  99.1 Press Release of Grant Prideco, Inc. dated October 28, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 28, 2002


                                         GRANT PRIDECO, INC.




                                         By:      /s/ Philip A. Choyce
                                            ------------------------------------
                                                      Philip A. Choyce
                                              Vice President and General Counsel


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                                INDEX TO EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION

      2.1 Purchase Agreement dated as of October 25, 2002, among Schlumberger Technology Corporation and Grant Prideco, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Purchase Agreement have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Purchase Agreement. Grant Prideco agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

      99.1     Press Release of Grant Prideco, Inc. dated October 28, 2002.